Exhibit 3.53

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:58 PM 09/19/2006
FILED 05:58 PM 09/19/2006
SRV 060864479 - 4222387 FILE

CERTIFICATE OF FORMATION

OF

QUALITY INVESTMENT PROPERTIES, SUWANEE, LLC

This Certificate of Formation of Quality Investment Properties, Suwanee, LLC (the “LLC”), dated as of September 15, 2006, has been duly executed and is being filed by Chad Williams, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Quality Investment Properties, Suwanee, LLC.

SECOND, The address of the registered office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Chad L. Williams
Name: Chad Williams
Authorized Person